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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 31, 1998, except as to the stock split described in Note 11, which is as of May 15, 1998, relating to the financial statements of BindView Development Corporation, which appears in the Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP

Houston, Texas

June 22, 1998


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